Collective Brands Reports First Quarter Financial Results

Net Earnings $38 Million, Up 93%; Diluted Earnings per Share $0.59, Up 97%

TOPEKA, KS -- (Marketwire - June 03, 2009) - Collective Brands, Inc. (NYSE: PSS) today reported financial results for the first quarter ended May 2, 2009. First quarter 2009 net earnings attributable to Collective Brands, Inc. were $38.0 million, or $0.59 per diluted share, compared to $19.7 million, or $0.30 per diluted share, in the first quarter of 2008. The prior year period's adjusted net earnings(1) were $42.1 million or $0.66 per diluted share.

First quarter 2009 net sales were $862.9 million which were negatively impacted by $15.0 million due to foreign currency fluctuations. Collective Brands comparable store sales(2) declined 4.8%. Without the unfavorable impact of foreign currency rates, Collective Brands comparable store sales declined 3.2%. Comparable store sales for Payless and Stride Rite declined 5.2% and 0.5%, respectively.

Collective Brands generated $94.5 million of EBITDA during the quarter, up 23.9% versus last year. Free cash flow(1) was $30.7 million in the first quarter of 2009, up $28.5 million from the prior year period. The Company had total liquidity at the end of the quarter of $492.7 million with $260.8 million in cash and cash equivalents and $231.9 million of borrowing capacity available under its revolving credit facility.

"Our team continues to successfully execute our strategy in the current challenging economic environment. During the first quarter, we increased our market share, we lowered our operating cost structure, and we generated stronger cash flows," said Matthew E. Rubel, Chairman, Chief Executive Officer and President of Collective Brands, Inc. "We achieved growth in our children's retail businesses, and we continue to see strong growth at the consumer level led by Saucony and Sperry."

Consolidated Results - Selected Unaudited Financial Data (dollars in millions, except per share data)

                           First Quarter
                   -----------------------------
                                         2008                  2009 v 2008
                     2009     2008    Adjusted(1) 2009 v 2008   Adjusted(1)
                   -------  -------  -----------  -----------  -----------
Net sales          $ 862.9  $ 932.4  $     909.0         -7.5%        -5.1%
Gross margin rate     35.9%    32.7%        36.4%     320 bps      -50 bps
SG&A               $ 249.3  $ 263.8  $     261.3         -5.5%        -4.6%
EBITDA             $  94.5  $  76.3  $     104.7         23.9%        -9.7%

Net earnings
 attributable to
 Collective
 Brands, Inc.      $  38.0  $  19.7  $      42.1         92.9%        -9.7%
Diluted earnings
 per share         $  0.59  $  0.30  $      0.66         96.7%       -10.6%

--  Net sales of $862.9 million for the quarter decreased from last year due mostly to the impact of the expiration of the Tommy Hilfiger adult footwear license, foreign currency exchange rates, and the comparable store sales decrease.
--  The gross margin rate of 35.9% was favorably impacted by higher average unit retail prices at Payless and increased direct sourcing of product through the Company's vertically-integrated sourcing organization.
    The rate was unfavorably impacted by merchandise cost increases, negative sales leverage on occupancy costs, and additional Stride Rite Retail promotional activity.
--  Selling, general and administrative (SG&A) expenses of $249.3 million were approximately five percent lower than the prior year primarily due to cost reduction actions that reduced payroll and other expenses.
--  Net debt(1) at the end of the quarter was $632.2 million, down $56.9 million versus the same period last year.
--  Inventory at the end of the first quarter was flat to last year at
    $480.7 million.  Total footwear units at Payless were lower, and Payless aged inventory remains low.
--  Capital expenditures were $26.7 million in the first quarter of 2009 compared to $42.7 million last year.  The lower expenditures reflect the substantial completion of distribution centers and reduced spending on stores.  During the first quarter, Collective Brands added 20 new stores
    (18 Payless and 2 Stride Rite), closed 21 stores (20 Payless and 1 Stride
    Rite), and relocated 12 Payless stores.

Retail Store Counts     1st Quarter 2009 1st Quarter 2008 4th Quarter 2008
-------------------     ---------------- ---------------- ----------------
Payless                            4,520            4,562            4,522
Stride Rite                          356              348              355
-------------------     ---------------- ---------------- ----------------
Total Stores                       4,876            4,910            4,877
===================     ================ ================ ================

Segment Results (dollars in millions)

                                             Stride    Stride
                      Payless   Payless       Rite      Rite
                     Domestic International  Retail   Wholesale    Total
                     ---------- ---------- ---------- ---------  ----------
First Quarter 2009
   Net Sales         $    570.8 $     84.8 $     58.5 $   148.8  $    862.9
   Operating Profit  $     42.2 $      1.8 $      2.2 $    14.3  $     60.5
First Quarter 2008
   Net Sales         $    588.5 $    104.3 $     57.1 $   182.5  $    932.4
     Less: Adjustment
      for Tommy
      Hilfiger                -          -          -      23.4        23.4
                     ---------- ---------- ---------- ---------  ----------
   Adjusted Net
    Sales(1)         $    588.5 $    104.3 $     57.1 $   159.1  $    909.0
                     ========== ========== ========== =========  ==========
   Operating Profit  $      5.1 $     11.4 $      1.6 $    23.1  $     41.2
     Add: Adjustments
      for Litigation,
      Inventory
      Step-Up, and
      Tommy Hilfiger       30.0          -        3.5      (5.1)       28.4
                     ---------- ---------- ---------- ---------  ----------
   Adjusted
    Operating
    Profit(1)        $     35.1 $     11.4 $      5.1 $    18.0  $     69.6
                     ========== ========== ========== =========  ==========

First Qtr 2009
   Depreciation and
    Amortization     $     26.1 $      1.7 $      1.7 $     5.3  $     34.8

--  Payless Domestic - The 3.0% decline in net sales was driven primarily by lower traffic offset by higher average unit retail prices and increases in the children's and accessories businesses.  Operating profit was higher due primarily to litigation expense last year and SG&A and occupancy cost reductions this year.
--  Payless International - Foreign currency rates negatively impacted segment sales by $10.5 million.  In addition, the sales decline was driven by lower sales in Canada, Latin America, and Puerto Rico principally due to lower consumer traffic.  Operating profit declined due primarily to lower sales, increased costs to comply with new regulations and taxes in Ecuador, and initial start-up costs related to entering Colombia.
--  Stride Rite Retail - Sales increased due to greater promotional activity, particularly at outlet stores, as well as eight more stores versus the prior year.  Operating profit increased due to purchase accounting inventory step-up last year.  Excluding this adjustment, operating profit decreased due to the comparable store sales decline and increased markdowns as a result of additional promotional activity.
--  Stride Rite Wholesale - Sales declined due primarily to the expiration of the Tommy Hilfiger adult footwear licensing agreement, lower Keds sales due to its strategic repositioning, and foreign currency rates which negatively impacted segment sales by $4.5 million.  These declines were partially offset by sales gains at Saucony.  Operating profit decreased due to lower sales, the expiration of the Tommy Hilfiger adult footwear licensing agreement, and higher product costs.  Amortization of intangible assets due to the Stride Rite acquisition totaled $3.4 million in the quarter.

Outlook for Collective Brands

--  The 2009 effective tax rate is expected to be 19%, excluding discrete events associated with the resolution of outstanding tax audits.
--  Depreciation and amortization in 2009 is expected to total approximately $145 million, due to greater investments in supply chain and stores in recent years as well as the 2007 acquisition of Stride Rite.
--  Capital expenditures in 2009 are expected to total approximately $85 million.
--  Collective Brands 2009 retail store count is expected to decline by
    60, net of store openings.

                                                   Open    Close   Change
                                                 -------- -------- -------
Payless

  Payless Domestic                                     31      133    (102)

  Payless International                                45       10      35
                                                 -------- -------- -------
Payless Total                                          76      143     (67)

Stride Rite Total                                      11        4       7
                                                 -------- -------- -------
Collective Brands Total                                87      147     (60)
                                                 ======== ======== =======

Notes to Financial Data

(1) This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands business and provide useful information to both management and investors by excluding certain items that are not indicative of Collective Brands core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

Adjusted net sales - Defined as sales excluding adjustments related to the expired Tommy Hilfiger adult footwear license.

Adjusted gross margin rate - Defined as gross margin as a percentage of sales excluding adjustments related to litigation, inventory step-up from the Stride Rite acquisition, and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted SG&A - Defined as SG&A excluding adjustments related to the expiration of the Tommy Hilfiger adult footwear license.

Adjusted EBITDA - Defined as earnings before interest and taxes plus depreciation and amortization excluding adjustments related to litigation, inventory step-up, and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted operating profit - Defined as operating profit excluding adjustments related to litigation, inventory step-up, and the expiration of the Tommy Hilfiger adult footwear license.

Adjusted net earnings attributable to Collective Brands, Inc. - Defined as net earnings attributable to Collective Brands, Inc. adjusted for litigation, inventory step-up, and the expiration of the Tommy Hilfiger adult footwear license. The Tommy Hilfiger adult footwear business totaled $2.7 million in the first quarter of 2008.

Adjusted earnings per share - Defined as earnings per share excluding adjustments related to litigation, inventory step-up, and the expiration of the Tommy Hilfiger adult footwear license. The Tommy Hilfiger adult footwear business totaled $0.04 per share in the first quarter of 2008.

Free cash flow - Defined as cash flow provided by operating activities less capital expenditures. Free cash flow provides useful information about the Company's liquidity, its ability to make investments, and its ability to service debt.

Net debt - Defined as total debt minus cash and cash equivalents. Net debt also provides useful information about the capacity of the Company to reduce its debt load and improve its capital structure.

(2) Comparable store sales include Payless stores from all regions and Stride Rite stores.

About Collective Brands and Forward Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company of Payless ShoeSource, Stride Rite, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. Stride Rite markets the leading brand of high-quality children's shoes in the United States. Stride Rite also markets products for children and adults under well-known brand names, including Sperry Top-Sider, Saucony, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "expected," "believes," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, trends, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to, outcomes of or future litigation including intellectual property and employment litigation; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; changes in consumer preferences, spending patterns and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, e.g. changes in the value of the dollar relative to the Chinese Yuan; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 31, 2009 in Part I, Item 1A, "Risk Factors." Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's 2008 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2008 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                (UNAUDITED)

(Dollars and shares in millions, except per share data)    13 Weeks Ended
                                                          ----------------
                                                           May 2,   May 3,
                                                           2009     2008
                                                          -------  -------

Net sales                                                 $ 862.9  $ 932.4

Cost of sales                                               553.1    627.3

                                                          -------  -------
Gross margin                                                309.8    305.1

Selling, general and administrative expenses                249.3    263.8

Restructuring charges                                           -      0.1

                                                          -------  -------
Operating profit from continuing operations                  60.5     41.2

Interest expense                                             16.4     18.5

Interest income                                              (0.6)    (1.3)

                                                          -------  -------
Net earnings from continuing operations before income
 taxes                                                       44.7     24.0

Provision for income taxes                                    6.4      2.3

                                                          -------  -------
Net earnings from continuing operations                      38.3     21.7

Loss from discontinued operations, net of income taxes       (0.1)    (0.4)

                                                          -------  -------
Net earnings                                                 38.2     21.3

Net earnings attributable to noncontrolling interests        (0.2)    (1.6)

                                                          -------  -------
Net earnings attributable to Collective Brands, Inc.      $  38.0  $  19.7
                                                          =======  =======

Basic and diluted earnings per share attributable to
 Collective Brands, Inc. common shareholders:

   Earnings from continuing operations                    $  0.59  $  0.31

   Loss from discontinued operations                            -    (0.01)
                                                          -------  -------

Basic and diluted earnings per share attributable to
 Collective Brands, Inc. common shareholders:             $  0.59  $  0.30
                                                          =======  =======

Basic and diluted weighted average shares outstanding        63.1     62.8

                          COLLECTIVE BRANDS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                                        May 2,     May 3,
(dollars in millions)                                   2009       2008
                                                      ---------  ---------

ASSETS:

Current assets:
    Cash and cash equivalents                         $   260.8  $   231.4
    Accounts receivable, net                               99.4      111.7
    Inventories                                           480.7      481.5
    Current deferred income taxes                          34.5       36.5
    Prepaid expenses                                       57.0       63.1
    Other current assets                                   20.3       40.5
    Current assets of discontinued operations               0.8        1.0
                                                      ---------  ---------
Total current assets                                      953.5      965.7

Property and Equipment:
    Land                                                    8.6        9.3
    Property, buildings and equipment                   1,476.6    1,467.5
    Accumulated depreciation and amortization            (971.4)    (920.8)
                                                      ---------  ---------
    Property and equipment, net                           513.8      556.0

Intangible assets, net                                    441.0      553.3
Goodwill                                                  281.6      321.7
Deferred income taxes                                       5.0        1.1
Other assets                                               41.5       44.2
                                                      ---------  ---------

TOTAL ASSETS                                          $ 2,236.4  $ 2,442.0
                                                      =========  =========

LIABILITIES AND EQUITY:

Current liabilities:
    Current maturities of long-term debt              $     7.1  $     7.4
    Accounts payable                                      144.7      196.2
    Accrued expenses                                      190.1      210.4
    Current liabilities of discontinued operations          1.9        1.9
                                                      ---------  ---------
Total current liabilities                                 343.8      415.9

Long-term debt                                            885.9      913.1
Deferred income taxes                                      52.4      115.2
Other liabilities                                         262.0      249.4
Noncurrent liabilities of discontinued operations           0.3          -
Shareowners' equity:
    Collective Brands, Inc. shareowners' equity           667.0      730.2
    Noncontrolling interests                               25.0       18.2
                                                      ---------  ---------

Total shareowners' equity                                 692.0      748.4
                                                      ---------  ---------

TOTAL LIABILITIES AND SHAREOWNERS' EQUITY             $ 2,236.4  $ 2,442.0
                                                      =========  =========

                          COLLECTIVE BRANDS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                            YTD      YTD
                                                          -------  -------
                                                           May 2,   May 3,
(dollars in millions)                                       2009     2008
                                                          -------  -------

OPERATING ACTIVITIES:
Net earnings                                              $  38.2  $  21.3
Loss from discontinued operations, net of income taxes        0.1      0.4
                                                          -------  -------
Net earnings from continuing operations                      38.3     21.7
Adjustments for non-cash items included in net earnings:
    Loss on impairment and disposal of assets                 0.8      1.7
    Depreciation and amortization                            34.8     35.1
    Provision for losses on accounts receivable               0.2      0.5
    Share-based compensation expense                          4.4      4.1
    Deferred income taxes                                    (0.5)   (13.9)
    Other, net                                               (0.1)       -
Changes in working capital:
    Accounts Receivable                                      (1.4)   (26.2)
    Inventories                                              11.9    (11.8)
    Prepaid expenses and other current assets                 7.2     21.2
    Accounts payable                                        (27.6)    (0.2)
    Accrued expenses                                         (9.3)    10.3
Other assets and liabilities, net                            (1.0)     4.0
Contributions to pension plans                               (0.7)    (1.6)
Net cash provided by discontinued operations                  0.4        -
                                                          -------  -------

Cash flow provided by operating activities                   57.4     44.9
                                                          -------  -------

INVESTING ACTIVITIES:
Capital expenditures                                        (26.7)   (42.7)
Proceeds from the sale of property and equipment                -      0.2
                                                          -------  -------

Cash flow used in investing activities                      (26.7)   (42.5)
                                                          -------  -------

FINANCING ACTIVITIES:
Repayment of debt                                           (20.2)    (1.8)
Payment of deferred financing costs                             -     (0.1)
Issuances of common stock                                     0.2      0.3
Purchases of common stock                                    (0.5)    (0.3)
Contributions by noncontrolling interests                     2.7      0.5
Distribution to noncontrolling interests                     (0.8)    (1.2)
                                                          -------  -------

Cash flow used in financing activities                      (18.6)    (2.6)
                                                          -------  -------

Effect of exchange rate changes on cash                      (0.6)    (0.9)

Increase (Decrease) in cash and cash equivalents             11.5     (1.1)

Cash and cash equivalents, beginning of year                249.3    232.5
                                                          -------  -------
Cash and cash equivalents, end of period                  $ 260.8  $ 231.4
                                                          =======  =======

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF
                                 EARNINGS
                 FOR THE THIRTEEN WEEKS ENDED MAY 3, 2008
                                (UNAUDITED)

(Dollars and shares in millions, except
 per share data)
                                           As
                                        Reported
                                          (GAAP                   Non-GAAP
                                         Basis)   Adjustments       Basis
                                        --------  -----------     --------
Net sales                               $  932.4  $     (23.4)(a) $  909.0

Cost of sales                              627.3        (49.3)(b)    578.0

                                        --------  -----------     --------
Gross margin                               305.1         25.9        331.0

Selling, general and administrative
 expenses                                  263.8         (2.5)(c)    261.3

Restructuring charges                        0.1            -          0.1

                                        --------  -----------     --------
Operating profit from continuing
 operations                                 41.2         28.4         69.6

Interest expense                            18.5            -         18.5

Interest income                             (1.3)           -         (1.3)

                                        --------  -----------     --------

Net earnings from continuing operations
 before income taxes                        24.0         28.4         52.4

Provision for income taxes                   2.3          6.0 (d)      8.3

                                        --------  -----------     --------
Net earnings from continuing operations     21.7         22.4         44.1

Loss from discontinued operations, net
 of taxes                                   (0.4)           -         (0.4)

                                        --------  -----------     --------
Net earnings                                21.3         22.4         43.7

Net earnings attributable to
 noncontrolling interests                   (1.6)           -         (1.6)

                                        --------  -----------     --------
Net earnings attributable to Collective
 Brands, Inc.                           $   19.7  $      22.4     $   42.1
                                        ========  ===========     ========

Basic earnings per share attributable
 to Collective Brands, Inc. common
 shareholders:
  Earnings from continuing
   operations attributable to
   Collective Brands, Inc. common
   shareholders                         $   0.31  $      0.36     $   0.67
  Loss from discontinued operations
   attributable to Collective
   Brands, Inc. common shareholders        (0.01)           -        (0.01)
                                        --------  -----------     --------
Basic earnings per share attributable
 to Collective Brands, Inc. common
 shareholders:                          $   0.30  $      0.36     $   0.66
                                        ========  ===========     ========

Diluted earnings per share attributable
 to Collective Brands, Inc. common
 shareholders:
  Earnings from continuing
   operations attributable to
   Collective Brands, Inc. common
   shareholders                         $   0.31  $      0.36     $   0.67
  Loss from discontinued operations
   attributable to Collective
   Brands, Inc. common shareholders        (0.01)           -        (0.01)
                                        --------  -----------     --------
Diluted earnings per share attributable
 to Collective Brands, Inc. common
 shareholders                           $   0.30  $      0.36     $   0.66
                                        ========  ===========     ========

Basic weighted average shares
 outstanding                                62.8         62.8         62.8

Diluted weighted average shares
 outstanding                                62.8         62.8         62.8

Notes to adjustments:

 (a) Represents sales associated with the Tommy Hilfiger adult footwear license.

 (b) Represents $30.0 million of pre-tax litigation charges, $15.8 million of cost of sales associated with the expiration of the Tommy Hilfiger adult footwear license and $3.5 million of the flow through of inventory recorded at fair value related to the Stride Rite acquisition.

 (c) Represents selling, general and adminstrative expenses associated with the Tommy Hilfiger adult footwear license.

 (d) Represents the tax impact of the above adjustments on the GAAP income tax provision.

                          COLLECTIVE BRANDS, INC.
   RECONCILIATION OF GAAP CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO
                              NON-GAAP EBITDA
                    FOR THE QUARTER ENDED MAY 2, 2009
                                (UNAUDITED)

(Dollars in millions)

Cash flow provided by operating activities                          $ 57.4

Changes in working capital                                            19.2

Adjustments for non-cash items (excluding depreciation and
 non debt related amortization) included in net earnings             (5.6)

Changes in other assets and liabilities, net, and contributions
 to pension plan                                                       1.7

Net cash provided by discontinued operations                          (0.4)

Provision for income taxes                                             6.4

Net interest expense                                                  15.8
                                                                    ------

EBITDA                                                              $ 94.5
                                                                    ======

                          COLLECTIVE BRANDS, INC.
   RECONCILIATION OF GAAP CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO
                         NON-GAAP ADJUSTED EBITDA
                    FOR THE QUARTER ENDED MAY 3, 2008
                                (UNAUDITED)

(Dollars in millions)

Cash flow provided by operating activities                         $  44.9

Changes in working capital                                             6.7

Adjustments for non-cash items (excluding minority interest,
 depreciation and amortization) included in net earnings               7.6

Changes in other assets and liabilities, net and contributions
 to pension plan                                                      (2.4)

Provision for income taxes                                             2.3

Net interest expense                                                  17.2
                                                                   -------

EBITDA                                                                76.3

Impact of Litigation                                                  30.0

Flow through of inventory recorded at fair value                       3.5

Impact of expiration of Tommy Hilfiger adult footwear license         (5.1)
                                                                   -------

Adjusted EBITDA                                                    $ 104.7
                                                                   =======

                          COLLECTIVE BRANDS, INC.
              CALCULATION OF NON-GAAP CONSOLIDATED NET DEBT
                                (UNAUDITED)

(Dollars in millions)
                                                       As of       As of
                                                    May 2, 2009 May 3, 2008
                                                    ----------- -----------

Total debt:                                         $     893.0 $     920.5
Less: cash and cash equivalents                           260.8       231.4
                                                    ----------- -----------
Net debt                                            $     632.2 $     689.1
                                                    =========== ===========

                          COLLECTIVE BRANDS, INC.
            CALCULATION OF NON-GAAP CONSOLIDATED FREE CASH FLOW
                                (UNAUDITED)

(Dollars in millions)
                                              13 weeks ended 13 weeks ended
                                                May 2, 2009    May 3, 2008
                                              -------------- --------------

Cash flow provided by operating activities    $         57.4 $         44.9
Less: Capital expenditures                              26.7           42.7
                                              -------------- --------------
Free cash flow                                $         30.7 $          2.2
                                              ============== ==============

Investment Community Contact:
James Grant
(785) 559-5321

Media Contact:
Mardi Larson
(612) 928-0202